Exhibit 8(b)

                                                             [LOGO] State Street

                       STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                         SCUDDER, STEVENS & CLARK FUNDS

                              (See Attachment "A")

                            Effective October 1, 1986

--------------------------------------------------------------------------------

I.    Administration

      Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

      The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                            ANNUAL FEES PER PORTFOLIO
                            -------------------------

                                                Custody, Portfolio
                Fund Net Assets                 and Fund Accounting
                ---------------                 -------------------
                First $20 Million                   1/ 10 of 1%
                Next $80 Million                    1/ 25 of 1%
                Excess                              1/100 of 1%

                Minimum Monthly Charges       As stated in attachment "A"
                                              and $2,000 for all new funds

II.   Portfolio Trades - For each line item processed

      State Street Bank Repos                                             $ 7.00

      DTC or Fed Book Entry                                               $12.00

      New York Physical Settlements                                       $25.00

      All other trades                                                    $16.00


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                                                             [LOGO] State Street

III.  Options

      Option charge for each option written or
      closing contract, per issue, per broker                             $25.00

      Option expiration charge, per issue, per broker                     $15.00

      Option exercised charge, per issue, per broker                      $15.00

IV.   Interest Pate Futures

      Transactions -- no security movement                                 $8.00

V.    Coupon Bonds

      Monitoring for calls and processing coupons --
      for each coupon issue held -- monthly charge                         $5.00

VI.   Holdings Charge

      For each issue maintained -- monthly charge                          $5.00

VII.  Principal Reduction Payments

      Per paydown                                                          $3.00

VIII. Dividend Charges (For items held at the Request
      of Traders over record date in street form)                         $50.00

IX.   Earnings Credit

      A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.


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                                                             [LOGO] State Street

X.    Automated Pricing

      Monthly Base Fee                                                  $l75.00*

      Monthly Quote Charge -

      -  Municipal Bonds via Muller Data                                $ 21.00

      -  Municipal Bonds via Kenny Information
         Systems                                                        $ 16.00

      -  Government, Corporate and Convertible
         Bonds via Merrill Lynch                                        $ 11.00

      -  Corporate and Government Bonds via
         Muller Data                                                    $ 11.00

      -  Options, Futures and Private Placements                        $  6.00

      -  Foreign Equities and Bonds via Extel Ltd.                      $  6.00

      -  Listed Fquities, OTC Equities, and Bonds                       $  6.00

      -  Corporate, Municipal, Convertible and
         Government Bonds, Adjustable Rate Preferred
         Stocks via IDSI                                                $  6.00

      For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

XI.   Special Services

      Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

  *   Does not apply to Variable Life Series


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                                                             [LOGO] State Street

XII.  Out-of-Pocket Expenses

      A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

            Telephone
            Wire Charges ($4.70 per wire in and $4.55 out)
            Postage and Insurance
            Courier Service
            Duplicating
            Legal Fees
            Supplies Related to Fund Records
            Rush Transfer -- $8.00 Each
            Transfer Fees
            Sub-custodian Charges
            Price Waterhouse Audit Letter
            Federal Reserve Fee for Return Check items over $2,500 -
            $4.25
            GNMA Transfer - $15 each

XIII. Payment

      The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.


SCUDDER, STEVENS & CLARK FUNDS                  STATE STREET BANK & TRUST CO.


By    /s/ David S. Lee                         By    /s/ [Illegible]
      ---------------------------                    ---------------------------

Title    President                             Title     Vice President
      ---------------------------                    ---------------------------

Date     October 7, 1986                       Date      October 7, l986
      ---------------------------                    ---------------------------

l00786/0082q


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                                                             [LOGO] State Street

                                 ATTACHMENT "A"


Fund No.            Fund Name                                  Monthly Minimum
--------            ---------                                  ---------------

7201           Scudder Income                                       $1,000
7202           Scudder Growth & Income                               1,000
7203           Scudder Capital Growth                                1,000
7217           Scudder Government Mortgage Securities                2,000
7208           Scudder Cash Investment Trust                         1,500
7209           Scudder Managed Muni Bond                             1,500
7211           Scudder Government Money                              1,500
7290           Scudder California Tax Free                           1,500
7291           Scudder New York Tax Free                             1,500
7241           Scudder Global                                        2,500
7232           Scudder Target General 1986                           1,000
7233           Scudder Target Genera1 1987                           1,000
7234           Scudder Target General 1990                           1,000
7240           Scudder Target General 1994                           1,000
7237           Scudder Target Government 1986                        1,000
7238           Scudder Target Government 1987                        1,000
7239           Scudder Target Government 1990                        1,000
7260           Scudder Tax Free Target 1987                          1,000
7261           Scudder Tax Free Target 1990                          1,000
7262           Scudder Tax Free Target 1993                          1,000
7251           Scudder Tax Free Target 1996                          1,000
7264           Scudder U.S. Government Zero Coupon 1990              1,000
7265           Scudder U.S. Government Zero Coupon 1995              1,000
7266           Scudder U.S. Government Zero Coupon 2000              1,000
7267           Scudder U.S. Government Zero Coupon 2005              1,000
7268           Scudder U.S. Government Zero Coupon 2010              1,000
7213           Scudder Variable Life Money Market                    1,000
7214           Scudder Variable Life Equity                          1,000
7215           Scudder Variable Life Diversified                     1,000
7216           Scudder Variable Life Bond                            1,000
7210           Scudder Tax Free Money Fund                           1,500
7253           Scudder Variable Life Zero Coupon 1990                1,000
7254           Scudder Variable Life Zero Coupon 1995                1,000
7255           Scudder Variable Life Zero Coupon 2000                1,000
7256           Scudder Variable Life Zero Coupon 2005                1,000
7257           Scudder Variable Life Zero Coupon 2010                1,000


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                                                                    Exhibit (11)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Trustees of
Scudder Variable Life Investment Fund:


            We consent to the inclusion in Part B, Statement of Additional Information, in Post Effective Amendment No. 7 to the Registration Statement on Form N-lA of Scudder Variable Life Investment Fund, of our report dated February 13, 1987, accompanying the financial statements of the Fund in the Annual Report to Shareholders which are also included in Part B of the Registration Statement.

            We also consent to the reference to our Firm under the caption "Experts" in Part B of the Registration Statement.


                                                           /s/ Coopers & Lybrand
                                                               Coopers & Lybrand

Boston, Massachusetts
April 29, 1987